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                                                                    EXHIBIT 16.1


March 24, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by Crossroads Systems, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K/A, as part of the Company's Form 8-K/A report dated February 12, 2003. We agree with the statements concerning our Firm in such Form 8-K/A.

Very truly yours,


PRICEWATERHOUSECOOPERS LLP
Austin, Texas